Exhibit 3.1

AMENDED AND RESTATED

BYLAWS OF

INGRAM MICRO INC.

(as of December 17, 2015)

* * * * *

Article I

OFFICES

Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 3. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II

MEETINGS OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the chief executive officer in the absence of a designation by the Board of Directors).

Section 2. Annual Meetings. Annual meetings of stockholders shall be held to elect the Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the chairman of the Board of Directors and shall be called by the secretary at the request in writing of stockholders having at least ten percent of the outstanding voting power of the Corporation. Such request shall state the purpose or purposes of the proposed meeting.

Section 4. Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Unless these Bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided that if the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

(b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Quorum. Unless otherwise provided under the certificate of incorporation or these Bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, shall constitute a quorum for the transaction of business at any meeting of the stockholders; provided that in the case of any vote to be taken by classes, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class shall constitute a quorum for the transaction of business by such class.

Section 6. Voting.

(a) Unless otherwise provided by Delaware Law or by the certificate of incorporation, each stockholder of record of any class or series of capital stock of the Corporation shall be entitled to such number of votes for each share of such stock as may be fixed in the certificate of incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(c) Unless otherwise provided by Delaware Law, the certificate of incorporation or these Bylaws, the affirmative vote of shares of capital stock of the Corporation representing a majority of the outstanding voting power of the Corporation present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

Section 7. Action by Consent.

(a) Unless otherwise provided in the certificate of incorporation, any action required to be taken at any special meeting of stockholders, or any action which may be taken at any special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation in the manner required by this Section 7 of Article II and Delaware Law, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Section 8. Organization. At each meeting of stockholders, the chairman of the Board of Directors, if one shall have been elected (or in his absence or if one shall not have been elected, the chief executive officer), shall act as chairman of the meeting. The secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 9. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Section 10. Nomination of Directors and Proposal of Other Business.

(a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof, (C) as may be provided in the certificate of designations for any class or series of preferred stock or (D) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (ii) of this Section 10(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 10(a), and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination or proposal.

(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (D) of paragraph (i) of this Section 10(a), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii) A stockholder’s notice to the secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended (together with the rules and regulations promulgated thereunder), the “Exchange Act”)) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Corporation including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”), (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(1) the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner;

(2) for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner with respect to the Corporation’s securities;

(5) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

(6) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination;

(7) any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

(8) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

If requested by the Corporation, the information required under clauses (2), (3) and (4) of the preceding sentence of this Section 10 shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

(b) Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors of the Corporation at a special meeting of stockholders may be made by stockholders only (i) in accordance with Section 3 of Article II or (ii) if the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then only by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 10(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 10(b). The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Section 3 of Article II. For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 10(b), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (A) not earlier than 150 days prior to the date of the special meeting nor (B) later than the later of 120 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the secretary shall comply with the notice requirements of Section 10(a)(iii).

(c) General. (i) To be eligible to be a nominee for election as a director, the proposed nominee must provide to the secretary of the Corporation in accordance with the applicable time periods prescribed for delivery of notice under Section 10(a)(ii) or Section 10(b): (1) a completed D&O questionnaire (in the form provided by the secretary of the Corporation at the request of the nominating stockholder) containing information regarding the nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation, (2) a written representation that, unless previously disclosed to the Corporation, the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue or that could interfere with such person’s ability to comply, if elected as a director, with his/her fiduciary duties under applicable law, (3) a written representation and agreement that, unless previously disclosed to the Corporation pursuant to Section 10(a)(iii)(A)(2), the nominee is not and will not become a party to any Third-Party Compensation Arrangement and (4) a written representation that, if elected as a director, such nominee would be in compliance and will continue to comply with the Corporation’s corporate governance guidelines as disclosed on the Corporation’s website, as amended from time to time. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.

(ii) No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10. No business proposed by a stockholder shall be conducted at a stockholder meeting except in accordance with the procedures set forth in Section 3 of Article II and this Section 10.

(iii) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting, and if he/she should so determine, he/she shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 10 unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iv) Without limiting the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 10; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 10, and compliance with paragraphs (a) and (b) of this Section 10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 10(c)(v)).

(v) Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 10 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

Article III

DIRECTORS

Section 1. General Powers. Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Each member of the Board of Directors, and all committees of the Board of Directors, shall have at all times full access to the books and records of the Corporation and all minutes of stockholder, Board of Directors and committee meetings, proceedings and actions. Each member of the Board of Directors shall have the right to add items to any agenda for a meeting of the Board of Directors.

Section 2. Number, Election and Term of Office.

(a) The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall in no event be less than eight nor more than thirteen. The Board of Directors may be expanded up to thirteen members, in accordance with Delaware Law and the certificate of incorporation, by the affirmative vote of a majority of directors. Directors shall be nominated by a majority of the Governance Committee.

(b) Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, a nominee for director shall be elected to the Board of Directors if the nominee receives a majority of the votes cast with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If an incumbent director nominee fails to receive a majority of the votes in an election that is not a contested election, the director shall immediately tender his or her resignation to the Board of Directors. The Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose, by filing an appropriate disclosure with the Securities and Exchange Commission, its decision regarding the resignation within 90 days following certification of the election results. If the Board of Directors accepts a director’s resignation pursuant to this Section 2, or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board of Directors may fill the resulting vacancy or may decrease the size of the Board of Directors consistent with the provisions of subsection (a) of this Section 2.

(c) Any vacancy created by the death, disability, or other resignation or removal of any director shall be filled pursuant to Section 12 of this Article III. Except as provided in this Section 2 or Section 12 of this Article III, directors shall be elected at annual meetings of the stockholders in accordance with the schedule set forth in Article Eighth(c) of the Corporation’s certificate of incorporation and in accordance with Delaware Law, and each director so elected shall hold office for a term as set forth in Article Eighth(c) of the Corporation’s certificate of incorporation.

Section 3. Quorum and Manner of Acting.

(a) Unless the certificate of incorporation or these Bylaws require a greater number, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the entire Board of Directors shall be the act of the Board of Directors.

(b) When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the chief executive officer in the absence of a determination by the Board of Directors).

Section 5. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders and, if practicable, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 6. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the chief executive officer and shall be called by the secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

Section 8. Committees.

(a) The Board of Directors shall have at least four committees with the designations, qualifications, powers and composition set forth in this Section 8 of Article III, which four committees shall be: (i) an Executive Committee, (ii) a Governance Committee, (iii) a Human Resources Committee, and (iv) an Audit Committee. Unless the certificates of incorporation or these Bylaws require a greater number, a majority of the members of the respective committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the entire number of directors that constitute any such committee shall be the act of the respective committee. The composition of each committee shall comply with all applicable requirements of the Securities and Exchange Commission and any securities exchange or inter-dealer quotation system on which shares of the Corporation’s common stock are listed or quoted.

(b) The Executive Committee shall consist of three or more directors. During the period of time between each regularly scheduled meeting of the Board of Directors, management decisions requiring the immediate attention of the Board of Directors may be made with the approval of a majority of the members of the Executive Committee; provided, however, that the Executive Committee shall not have the authority to approve any of the following items, all of which require the approval of the Board of Directors: (i) any action that would require approval of a majority of the outstanding voting power held by the stockholders entitled to vote thereon at any annual or special meeting under applicable law or under the certificate of incorporation or Bylaws of the Corporation (provided, however, that subject to applicable law, the Board of Directors shall be entitled to delegate to the Executive Committee the authority to negotiate and finalize actions, the general terms of which have been approved by the Board of Directors); (ii) any acquisition with a total aggregate consideration in excess of 2% of the Corporation’s stockholders’ equity calculated in accordance with generally accepted accounting principles for the most recent fiscal quarter for which financial information is available (after taking into account the amount of any indebtedness to be assumed or discharged by the Corporation or any of its subsidiaries and any amounts required to be contributed, invested or borrowed by the Corporation or any of its subsidiaries);

(iii) any action outside of the ordinary course of business of the Corporation; or (iv) any other action involving a material shift in policy or business strategy for the Corporation. In addition to the provisions hereof, the provisions of the Corporation’s Executive Committee Charter, as in effect from time to time, shall govern the duties and responsibilities of the Executive Committee. The Charter shall comply with all applicable requirements of the Securities and Exchange Commission and any securities exchange or inter-dealer quotation system on which shares of the Corporation’s common stock are listed or quoted.

(c) The Governance Committee shall consist of three or more directors and shall have the duties and responsibilities as set forth herein these Bylaws and in the provisions of the Corporation’s Governance Committee Charter, as in effect from time to time, which Charter shall comply with all applicable requirements of the Securities and Exchange Commission and any securities exchange or inter-dealer quotation system on which shares of the Corporation’s common stock are listed or quoted.

(d) The Human Resources Committee shall consist of three or more directors. The Human Resources Committee shall have the duties and responsibilities as set forth in the Corporation’s Human Resources Committee Charter, as in effect from time to time, which Charter shall comply with all applicable requirements of the Securities and Exchange Commission and any securities exchange or inter-dealer quotation system on which shares of the Corporation’s common stock are listed or quoted.

(e) The Audit Committee shall consist of three or more directors. The Audit Committee shall have the duties and responsibilities as set forth in the Corporation’s Audit Committee Charter, as in effect from time to time, which Charter shall comply with all applicable requirements of the Securities and Exchange Commission and any securities exchange or inter-dealer quotation system on which shares of the Corporation’s common stock are listed or quoted,.

(f) No committee of the Board of Directors shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the Bylaws of the Corporation, or authorizing any action required pursuant to these Bylaws to be authorized or approved by a majority of the entire Board of Directors; and unless the resolution of the Board of Directors, the certificate of incorporation or these Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of capital stock by the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

(g) The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more additional committees, each such committee to consist of one or more directors of the Corporation. Any such additional committee, to the extent provided in the resolution of the Board of Directors and subject to Section 8(f) of this Article III, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Notwithstanding the foregoing, no committee designated by the Board of Directors pursuant to this Section 8(g) shall have powers or authority which conflict with or impinge or encroach upon the powers and authority granted to the committees designated in Sections 8(b), 8(c), 8(d) or 8(e) of this Article III.

Section 9. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. An ‘electronic transmission’ means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 10. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the secretary of the Corporation. Except as provided in Section 2 of this Article III, the resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12. Vacancies. Unless otherwise provided in the certificate of incorporation, if, as a result of the death, disability, resignation or removal of a director, a vacancy is created on the Board of Directors, the vacancy shall be filled by a person nominated by the Governance Committee and approved by a majority of the entire Board of Directors then in office. If such vacancy on the Board of Directors also creates a vacancy on any committee thereof, the Governance Committee shall appoint such replacement director elected in accordance with Sections 8 and 11 of this Article III to fill the committee position or positions held by his or her predecessor. If the Board of Directors so determines, an election of directors may be held in accordance with these Bylaws and Delaware Law.

Unless otherwise provided in the certificate of incorporation, a vacancy created on the Board of Directors as a result of the increase in the number of directors as provided in Section 2 of this Article III may be filled in each case in a manner consistent with the provisions of Sections 2, 3 and 12 of this Article III.

Section 13. Removal. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding voting power of all of the shares of capital stock of the Corporation then entitled to vote generally for the election of directors, voting together as a single class, and the vacancies thus created shall be filled in accordance with Section 12 of this Article III. A committee member shall be subject to removal from his or her position as a committee member by the affirmative vote of a majority of the members of the Governance Committee, and the vacancies thus created shall be filled in accordance with Sections 8 and 12 of this Article III.

Section 14. Compensation. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Article IV

OFFICERS

Section 1. Principal Officers. The principal officers of the Corporation shall be a chief executive officer who shall have the power, among other things, to appoint regional officers of the Corporation, one or more presidents, one or more vice presidents, a treasurer and a secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including a chairman, a vice chairman or one or more controllers, as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of president and secretary.

Section 2. Election, Term of Office and Remuneration. The Board of Directors at the annual meeting thereof shall elect the principal officers of the Corporation annually. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, disability, resignation or removal. The Board of Directors shall fix the remuneration of all officers of the Corporation. Any vacancy in any office shall be filled in such manner, as the Board of Directors shall determine.

Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more assistant treasurers, assistant secretaries and assistant controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4. Removal. Except as otherwise permitted with respect to subordinate officers, the Board of Directors may remove any officer, with or without cause, at any time.

Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

Article V

GENERAL PROVISIONS

Section 1. Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2. Dividends. Subject to limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 3. Fiscal Year. The fiscal year of the Corporation shall commence on the day following the end of the preceding fiscal year of the Corporation and end on the Saturday nearest December 31 of each year.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 5. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 6. Amendments. At any time, (a) the stockholders may alter, amend, restate or repeal these Bylaws or any of them, or make new bylaws, by the affirmative vote of a majority of the votes entitled to be cast thereon at any annual or special meeting and (b) the Board of Directors may alter, amend, restate or repeal these Bylaws or any of them, or make new bylaws, by the affirmative vote of a majority of the members of the entire Board of Directors.

Section 7. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of Delaware Law or the certificate of incorporation or these Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.